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                                                                    EXHIBIT 4.6

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                            ESCROW AND SECURITY AGREEMENT


                              Dated as of June 12, 1998

                                       Between


                               DOBSON WIRELINE COMPANY

                                         and

                       UNITED STATES TRUST COMPANY OF NEW YORK



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                         ESCROW AND SECURITY AGREEMENT


          This ESCROW AND SECURITY AGREEMENT (this "ESCROW AGREEMENT") is made and entered into as of June 12, 1998 by DOBSON WIRELINE COMPANY, an Oklahoma corporation (the "PLEDGOR"), having its principal office at 13439 N. Broadway Extension, Suite 200, Oklahoma City, Oklahoma 73114, in favor of UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York banking law, having an office at 114 W. 47th Street, New York, New York 10036, as trustee (the "TRUSTEE") for the holders (the "HOLDERS") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                              W I T N E S S E T H

          WHEREAS, the Pledgor and United States Trust Company of New York, as Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Pledgor is issuing on the date hereof $350,000,000 in aggregate principal amount of 12 1/4% Senior Notes due 2008 (the "NOTES"); and

          WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to deposit on the date hereof (the "CLOSING DATE") $339,500,000 (the "FUNDS") with the Trustee to be held by the Trustee for the benefit of the Holders of the Notes; and

          WHEREAS, the Pledgor has opened a non-interest bearing collateral account (the "COLLATERAL ACCOUNT") with United States Trust Company of New York at its office at 114 W. 47th Street, New York, New York 10036, Account No. 04082600 in the name of "DOBSON WIRELINE CO. COLLATERAL AC" but under the sole dominion and control of the Trustee and subject to the terms of this Escrow Agreement; and

          WHEREAS, to secure the obligations of the Pledgor under the Indenture and the Notes to (i) provide for payment in full of the first six scheduled interest payments due on the Notes, (ii) redeem all of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the Special Redemption Date (as defined herein) in the event that the American Telco Acquisition (as defined in the Indenture) is not consummated by September 15, 1998 (the "TERMINATION DATE") and (iii) secure repayment of the principal, premium (if any) and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six

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                                      2

scheduled interest payments thereon shall have been paid in full (collectively, the "OBLIGATIONS"), the Pledgor has agreed (a) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Collateral (as defined herein) and (b) to execute and deliver this Escrow Agreement in order to secure the payment and performance by the Pledgor of all the Obligations; and

          WHEREAS, it is a condition precedent to the initial purchase of the Notes by the initial Holders thereof that the Pledgor shall have granted the security interest and made the pledge contemplated by this Escrow Agreement; and

          WHEREAS, unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code ("UCC") as in effect in the State of New York are used herein as therein defined.

                                  AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

          SECTION 1. CERTAIN DEFINITIONS; APPOINTMENT OF THE TRUSTEE; PLEDGE AND GRANT OF SECURITY INTEREST; DEPOSIT OF FUNDS

          1.1  CERTAIN DEFINITIONS.

          "CASH EQUIVALENTS" means, to the extent owned free and clear of all liens other than liens created hereunder, Government Securities.

          "GOVERNMENT BOOK-ENTRY SECURITY" means Government Securities maintained in book-entry form through the United States Federal Reserve Banks pursuant to (A) the United States Treasury Department regulations codified at 31 C.F.R. Part 357, as modified by the amendments promulgated at 61 Fed. Reg. 43, 626-43, 638 (Aug. 23, 1996), or (B) substantially identical regulations promulgated by any other agency or instrumentality of the United States whose securities qualify as "Government Securities" hereunder.

          "GOVERNMENT SECURITIES" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or

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                                      3

     obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

          1.2 APPOINTMENT OF THE TRUSTEE. The Pledgor hereby appoints United States Trust Company of New York as Trustee in accordance with the terms and conditions set forth herein and the Trustee hereby accepts such appointment.

          1.3 PLEDGE AND GRANT OF SECURITY INTEREST. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "COLLATERAL"), whether characterized as investment property, general intangibles or otherwise: (a) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account, and all Collateral Investments (as hereinafter defined) and all certificates and instruments, if any, representing or evidencing the Collateral Investments, and any and all security entitlements to the Collateral Investments, and any and all related securities accounts in which security entitlements to the Collateral Investments are carried, (b) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Collateral,
(c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral, and (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (d) of this Section 1) and, to the extent not otherwise included, all cash.

          1.4 DEPOSIT OF FUNDS. On the Closing Date, the Pledgor shall direct that all Funds be deposited into the Collateral Account.

          SECTION 2. SECURITY FOR OBLIGATION. This Escrow Agreement and the grant of a security interest in the Collateral hereunder secures the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations. Without limiting the generality of the foregoing, this Escrow Agreement and the grant of a security interest in the Collateral hereunder secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Trustee or the Holders under the Notes or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

          SECTION 3. DELIVERY OF COLLATERAL. (a) All certificates or instruments representing or evidencing the Collateral, including, without limitation, amounts invested as

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                                      4

provided in Section 5, shall be delivered to (as set forth in Section 6) and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to establish and maintain in favor of the Trustee a valid security interest in such Collateral, and shall be credited to the Collateral Account. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

          (b) Concurrently with the execution and delivery of this Escrow Agreement, the Trustee is delivering to the Pledgor and Morgan Stanley & Co. Incorporated a duly executed Notification and Control Agreement ("CONTROL AGREEMENT"), substantially in the form of EXHIBIT A hereto, confirming the Trustee's establishment and separate maintenance of the Collateral Account, all in accordance with this Escrow Agreement.

          SECTION 4. MAINTAINING THE COLLATERAL ACCOUNT. (a) So long as any Obligation shall remain unpaid, the Trustee will maintain separately the Collateral Account with United States Trust Company of New York, which account shall at all times be under the sole dominion and control of the Trustee and subject to the terms and conditions of this Escrow Agreement.

          (b) It shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, and except as otherwise provided by the provisions of Section 7 and Section 14 hereof, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Collateral Account.

          The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 5. INVESTING OF AMOUNTS IN THE COLLATERAL ACCOUNT. If directed by the Pledgor in writing, the Trustee will, subject to the provisions of Section 7 and Section 14 hereof, from time to time (a) invest amounts on deposit in the Collateral Account in such Cash Equivalents, each in the name of or for the account of the Trustee, as the Pledgor may select and the Trustee may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents, each in the name of or for the account of the Trustee, as the Pledgor may select and the Trustee may approve (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "COLLATERAL INVESTMENTS"); PROVIDED,

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                                      5

HOWEVER, that following the disbursement of funds from the Collateral Account by the Trustee in accordance with Section 7(c), the amount on deposit in the Collateral Account must include Government Securities sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for the payment in full of the first six scheduled interest payments on all of the Notes then outstanding (including any interest that may be due in the event the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective as required by the Registration Rights Agreement). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Collateral Account. The Trustee shall in no event be liable for any loss in the investment or reinvestment of amounts held in the Collateral Account.

          SECTION 6. DELIVERY OF COLLATERAL INVESTMENTS. (a) The Trustee shall become the holder of the Collateral Investments (and any applicable security entitlements thereto) through the following delivery procedures: (i) in the case of Collateral Investments which are certificated securities in registered form, delivery of the applicable certificate(s), specially endorsed to the Trustee or registered in the name of the Trustee or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee, to the possession of
(A) the Trustee, (B) a securities intermediary or financial intermediary acting on behalf of the Trustee, or (C) another person, other than a securities intermediary or financial intermediary, which person acknowledges that it holds for the Trustee; (ii) in the case of Collateral Investments which are uncertificated securities, registration of one of the following as owner of such uncertificated securities: the Trustee or a person designated by the Trustee, or person other than a securities intermediary or financial intermediary, that becomes the registered owner of such uncertificated securities and acknowledges that it holds the same for the Trustee; and (iii) in the case of Collateral Investments in the form of Government Book-Entry Securities, the making by a financial intermediary or securities intermediary (other than a clearing corporation) to whose account such Government Book-Entry Securities have been credited on the books of a Federal Reserve Bank (or on the books of another such financial intermediary or securities intermediary (other than a clearing corporation)), of book entries indicating that such Government Book-Entry Securities have been credited to an account of the Trustee, and the sending by such financial intermediary or securities intermediary to the Trustee of confirmation of such transfer to the Trustee's account.

          (b) Upon delivery of any Collateral Investments to the Trustee (or the Trustee's acquisition of a security entitlement thereto), the Trustee shall make appropriate book entries indicating that such Collateral Investment and/or such security entitlement has been credited to and is held in the Collateral Account. Subject to the terms and conditions of this Escrow Agreement, all Collateral Investments held by the Trustee pursuant to this Escrow Agreement shall be held in the Collateral Account

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                                      6

     under the exclusive dominion and control of the Trustee and for the benefit of the Trustee and the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

          SECTION 7. DISBURSEMENTS. The Trustee shall hold the assets in the Collateral Account and release the same, or a portion thereof, only as follows:

          (a) At least five Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions executed by the Pledgor (an "ISSUER ORDER"), direct the Trustee to release from the Collateral Account, and if necessary liquidate Collateral Investments in the Collateral Account and pay to the Holders of the Notes funds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) funds available in the Collateral Account.

          (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Collateral Account ("PLEDGOR FUNDS"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Collateral or such Pledgor Funds or both, direct the Trustee to release to the Pledgor or to another party at the direction of the Pledgor (a "PLEDGOR DESIGNEE") funds from the Collateral Account, and if necessary liquidate Collateral Investments in the Collateral Account, in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of an Issuer Order by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from funds in the Collateral Account. Concurrently with any release of funds to the Pledgor pursuant to this
     Section 7(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under this Escrow Agreement.

          (c) If the Trustee receives, prior to 5:00 P.M. New York City time on the Termination Date, (i) a certificate signed by the President or any Vice President of the

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                                      7

Pledgor stating that (A) the American Telco Acquisition has been consummated (or will be consummated promptly on the date of the release of the proceeds held hereby to the Pledgor), (B) all consents and approvals required by the Federal Communications Commission and the state public utility commission of Texas with respect to consummation of the American Telco Acquisition have been received, (C) no Event of Default exists under the Indenture and (D) consummation of the American Telco Acquisition does not violate or conflict with or give rise to a right to terminate any material agreement or instrument to which the Pledgor or American Telco or any of their direct or indirect subsidiaries is a party (the "ACQUISITION OFFICERS' CERTIFICATE") and, (ii) an opinion of McAfee & Taft substantially in the form attached hereto as Exhibit B, (iii) an opinion of Swidler & Berlin substantially in the form attached hereto as Exhibit C and (iv) an opinion of Pate, Kempf & Knnar substantially in the form attached hereto as Exhibit D (together with the opinions of McAfee & Taft and Swidler & Berlin described in (ii) and
(iii) above, the "ACQUISITION OPINIONS OF COUNSEL"), the Trustee shall disburse by the close of business on such date funds and/or Cash Equivalents and/or Collateral Investments from the Collateral Account to the Pledgor, and/or to a Pledgor Designee at the written direction of the Pledgor, such that the amount remaining in the Collateral Account equals an amount sufficient to purchase Government Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments on such securities, in the opinion of a nationaly recognized firm of independent public accountants selected by the Pledgor (which opinion shall be delivered to the Trustee), to provide for payment in full of the first six scheduled interest payments due on the Notes, including any interest that may be due in the event the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective as required by the Registration Rights Agreement); PROVIDED, HOWEVER, that if the Acquisition Officer's Certificate, the Acquisition Opinions of Counsel and the opinion of a nationally recognized firm of independent public accountants referred to above are received by the Trustee (i) on a day other than a Business Day or (ii) after 1:00 P.M. New York City time on any date, then, in either instance, the Trustee may disburse the proceeds by the close of business on the next Business Day.

     (d) (i) On the Termination Date (or, in the event the Trustee receives a certificate signed by the President or any Vice President of the Pledgor stating that the Acquisition Officer's Certificate and Acquisition Opinions of Counsel will not be delivered to the Trustee by the Termination Date, on such date), if the conditions required for release of funds and/or Cash Equivalents as provided in clause (c) above have not been satisfied, the Trustee shall mail a notice by first class mail to each Holder's last address as it appears on the Security Register (as determined in the Indenture) stating that all of the outstanding Notes shall be redeemed 10 days after the

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                                      8

date of such notice (the "SPECIAL REDEMPTION DATE"), at 101% of the principal amount thereof plus accrued and unpaid interest to the Special Redemption Date (the "SPECIAL REDEMPTION PRICE"), and shall state that the Notes must be surrendered to the Trustee in order to collect the Special Redemption Price.

          (ii) On the Business Day prior to the Special Redemption Date, the Trustee shall release all Collateral to the Paying Agent. The Notes shall be redeemed as specified in the Indenture.

     (e) If the Pledgor is required to effect a Special Redemption contemplated by clause (d) above and for any reason the amount of Collateral to be released is insufficient to pay the aggregate Special Redemption Price, the Pledgor agrees to pay to the Paying Agent, on or prior to the Special Redemption Date the amount of funds necessary to permit the payment of the aggregate Special Redemption Price.

     (f) Upon the release of any Collateral from the Collateral Account in accordance with the terms of this Escrow Agreement, the security interest evidenced by this Escrow Agreement in such released Collateral will automatically terminate and be of no further force and effect.

     (g) The Trustee shall not be required to liquidate any Collateral Investment in order to make any payment hereunder unless instructed to do so pursuant to an Issuer Order, the Acquisition Officers' Certificate or to effect a Special Redemption, or pursuant to Section 14 hereof.

     (h) Nothing contained in Section 1, Section 5, Section 6, this Section 7 or any other provision of this Escrow Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to any of the Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to any of the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's beneficial interest under this Escrow Agreement in collateral pledged to and subject to the exclusive dominion and control (consistent with this Escrow Agreement) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security entitlement to the Collateral Investments solely as trustee for the Holders of the Notes and not as a securities intermediary or financial intermediary.

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                                      9

          (i) Nothing in this Section 7 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

          (j) At least three Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor covenants to give the Trustee (by Issuer Order) notice as to whether payment of interest will be made pursuant to Section 7(a) or Section 7(b) and as to the respective amounts of interest that will be paid pursuant to Section 7(a) or Section 7(b). If no such notice is given, the Trustee will act pursuant to Section 7(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

          SECTION 8. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Escrow Agreement and the Control Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Pledgor, or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Escrow Agreement.

          (b) No consent of any other person and no approval, authorization, order of, or filing, declaration or qualification with, any governmental body or agency is required (i) for the execution, delivery or performance by the Pledgor of its obligations under either this Escrow Agreement or the Control Agreement, (ii) for the grant by the Pledgor of the security interest created hereby or (ii) for the pledge by the Pledgor of the Collateral pursuant to either this Escrow Agreement or the Control Agreement, except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in either this Escrow Agreement or the Control Agreement or the remedies in respect of the Collateral pursuant to either this Escrow Agreement or the Control Agreement.

          (c) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests created by this Escrow Agreement). No financing statement or instrument similar in effect covering all or any part of the Pledgor's interest in the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Escrow Agreement. The Pledgor has no trade names.

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                                      10

          (d) This Escrow Agreement has been duly authorized, validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and
     (iv) the waiver of rights and defenses contained in Section 14(d),
     Section 17.11 and Section 17.15 hereof may be limited by applicable law.

          (e) Upon the transfer to the Trustee of the Funds and the acquisition by the Trustee of a security entitlement thereto, in accordance with
     Section 3 above, the pledge and grant of a security interest in the Collateral pursuant to this Escrow Agreement for the benefit of the Trustee and the Holders of the Notes will constitute a valid and perfected first priority security interest in such Collateral, securing the payment of the Obligations enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor).

          (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Escrow Agreement or to consummate the transactions contemplated hereby.

          (g) The pledge of the Collateral pursuant to this Escrow Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

          (h)  No Event of Default (as defined herein) exists.

          SECTION 9. FILING; FURTHER ASSURANCES. (a) Concurrently with the execution and delivery of this Escrow Agreement, the Pledgor is delivering to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date in accordance with the Uniform Commercial Code as in effect in the State of New York and the State of Oklahoma, covering the categories of Collateral described in this Escrow Agreement.

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                                      11

          (b) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will, promptly upon request by the Trustee (which request the Trustee may submit at the direction of the holders of a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that may be necessary or, in the opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Escrow Agreement.

          (c) The Pledgor hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). A photocopy or other reproduction of this Escrow Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (d) The Pledgor will promptly pay all costs incurred in connection with this Escrow Agreement within 45 days of receipt of an invoice therefor.

          SECTION 10. COVENANTS. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Escrow Agreement until the earlier of the (x) the delivery of the Acquisition Officer's Certificate and Acquisition Opinions of Counsel pursuant to Section 7(c) and (y) the payment in full of all obligations due and owing under the Indenture and the Notes:

          (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Escrow Agreement); and

          (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

          SECTION 11. POWER OF ATTORNEY. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Escrow Agreement, including, without limitation:

          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

          (c) to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral,

          (d) to pay or discharge taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand, and

          (e) to convey any item of Collateral to any purchaser thereof and give any notices or recordings of any Liens under Section 6 hereof;

PROVIDED, HOWEVER, that the Trustee shall have no obligation to perform any of the foregoing actions. The Trustee's authority under this Section 11 shall include, without limitation, the authority to execute or endorse (a) any checks or instruments representing proceeds of Collateral in the name of the Pledgor, (b) any receipts for any certificate of ownership or any document constituting Collateral or transferring title to any item of Collateral, (c) any financing statements (to the extent permitted by applicable law) or (d) any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Escrow Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

          SECTION 12. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

          SECTION 13. INDEMNITY; TRUSTEE'S LIMITATION OF LIABILITY TO PLEDGOR. (a) The Pledgor shall indemnify, reimburse, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance or lack of performance as Trustee under this Escrow Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person. This indemnity shall be a continuing obligation of the Pledgor, its respective successors and assigns, notwithstanding the termination of this Escrow Agreement.

          (b) If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Collateral), the Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to the Pledgor even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (c) The Trustee shall not incur any liability to the Pledgor for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

          (d) The Trustee shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

          SECTION 14. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Escrow Agreement as an "EVENT OF DEFAULT") shall have occurred and be continuing:

          (a) The Trustee and the Holders of the Notes may exercise, in addition to all other rights given by law or by this Escrow Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time and also may (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 15) in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Obligations in such order as the Trustee shall elect or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall request. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this
     Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          SECTION 15. EXPENSES. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Escrow Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 16. SECURITY INTEREST ABSOLUTE. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;

          (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor; or

          (f) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Escrow Agreement.

          SECTION 17.   MISCELLANEOUS PROVISIONS.

          Section 17.1. NOTICES. Any notice or communication given hereunder and any deliveries made hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

          IF TO THE PLEDGOR:

               Dobson Wireline Company
               13439 N. Broadway Extension, Suite 200
               Oklahoma City, Oklahoma 73114
               Fax: (405) 391-8515
               Attention: Bruce R. Knooihuizen

          IF TO THE TRUSTEE:

               United States Trust Company of New York
               114 W. 47th Street
               New York, New York 10036
               Fax: (212) 852-1626
               Attention: Louis Young, Corporate Trust Administration

All such deliveries, notices and other communications shall be effective when received.

          Section 17.2. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Escrow Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Escrow Agreement.

          Section 17.3. SEVERABILITY. The provisions of this Escrow Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow Agreement in any jurisdiction.

          Section 17.4. HEADINGS. The headings in this Escrow Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 17.5. COUNTERPART ORIGINALS. This Escrow Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 17.6. BENEFITS OF ESCROW AGREEMENT. Nothing in this Escrow Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Escrow Agreement.

          Section 17.7. AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Escrow Agreement and any consent to any departure by the Pledgor from any provision of this Escrow Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 17.8. INTERPRETATION OF AGREEMENT. As long as the Trustee acts in good faith to the extent a term or provision of this Escrow Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Notwithstanding the foregoing and any other provision of this Escrow Agreement or the Indenture, the Trustee shall have no fiduciary responsibility under this Escrow Agreement.

          Section 17.9. CONTINUING SECURITY INTEREST; TERMINATION. (a) This Escrow Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Escrow Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Escrow Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

          (b) So long as no Event of Default shall have occurred and be continuing, this Escrow Agreement (other than Pledgor's obligations under Sections 13 and 15) shall terminate upon the payment in full in cash of the Obligations. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Escrow Agreement and the Indenture and take all actions requested by the Pledgor that are necessary to release the security interest created by this Escrow Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such and shall be at the reasonable expense of the Pledgor.

          Section 17.10. SURVIVAL OF REPRESENTATIONS AND COVENANTS. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Escrow Agreement, and shall terminate only upon the termination of this Escrow

Agreement. The obligations of the Pledgor under Sections 13 and 15 hereof shall survive the termination of this Agreement.

          Section 17.11. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

          Section 17.12. AUTHORITY OF THE TRUSTEE. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Escrow Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Escrow Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 17.13 FINAL EXPRESSION. This Escrow Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Escrow Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 17.14. RIGHTS OF HOLDERS OF THE NOTES. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the

Notes pursuant to Section 6.07 of the Indenture; PROVIDED that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

          Section 17.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS ESCROW AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PLEDGOR HEREBY APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS ESCROW AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

          (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS ESCROW AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS ESCROW AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS ESCROW AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS ESCROW AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

          IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Escrow Agreement to be duly executed and delivered as of the date first above written.

                                        Pledgor:

                                        DOBSON WIRELINE COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        Trustee:

                                        UNITED STATES TRUST COMPANY OF NEW YORK


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      EXHIBIT A


                     NOTIFICATION AND CONTROL AGREEMENT


          THIS NOTIFICATION AND CONTROL AGREEMENT (the "AGREEMENT") dated as of June 12, 1998 by and among Dobson Wireline Company (the "PLEDGOR") and the United States Trust Company of New York, a bank and trust company organized under the new York banking law, in its capacity as trustee (the "TRUSTEE") and in its capacity as a bank (the "BANK") at which the Pledgor maintains the Collateral Account.

          A. The Pledgor has granted to the Trustee a security interest in the Collateral, pursuant to, and as more particularly described in, an Escrow and Security Agreement dated as of June 12, 1998 between the Pledgor and the Trustee (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "ESCROW AGREEMENT"; terms defined in the Escrow Agreement and not otherwise defined herein are used herein as therein defined).

          B. Terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used in this Agreement (including, without limitation, paragraph A above) as defined in Articles 8 or 9, respectively, of the UCC.

          C. Pursuant to the Escrow Agreement, the Trustee has required the execution and delivery of this Agreement.

          NOW, THEREFORE, for valuable consideration and intending to be legally bound, the parties hereto agree and acknowledge as follows:

          1. NOTICE OF SECURITY INTEREST. The Pledgor and Trustee are entering into this Agreement to perfect, and confirm the first priority lien of, the Trustee's security interest in the Collateral. The Bank agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's security interest in the Collateral and to apply any value distributed on account of any Collateral as provided in the Escrow Agreement without further consent from the Pledgor. The Bank acknowledges that the Trustee has control over the Collateral Account.

          2. SEPARATE ACCOUNT; TRUSTEE REPRESENTATIONS AND WARRANTIES. (a) The Trustee hereby instructs the Bank, and the Bank hereby confirms and agrees that, unless the Trustee shall otherwise direct the Bank in writing, the Collateral Account is to be maintained separately at all times.

          (b) The Trustee hereby represents and warrants that it has acquired its security interest in, and security entitlement to, the Collateral for value and without notice of any adverse claim thereto.
Without limiting the generality of the foregoing, the Collateral is not, to the Trustee's knowledge, subject to any Lien granted by the Trustee in favor of any securities intermediary (including, without limitation, the Bank or the Federal Reserve Bank of New York) and the Trustee has not knowingly or purposefully caused or permitted the Collateral to become subject to any Lien created by or arising through the Bank.

          3. CONTROL. The Bank hereby agrees, upon written direction from the Trustee and in accordance with the terms of the Escrow Agreement, and without further consent from the Pledgor, (a) to comply with all instructions, entitlement orders and directions of any kind originated by the Trustee concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Trustee and pay over to the Trustee all proceeds and other value therefrom or otherwise distributed with respect thereto without any set off or deduction, and (b) except as otherwise directed by the Trustee, not to comply with the instructions or directions of the Pledgor or any other person.

          4. OTHER AGREEMENTS; TERMINATION; SUCCESSOR TRUSTEES. The Bank shall simultaneously send to the Trustee and the Pledgor copies of all notices given and statements rendered pursuant to the Collateral Account. So long as the Escrow Agreement remains in effect, neither the Pledgor nor the Bank shall terminate the Collateral Account without thirty (30) days' prior written notice to the other party and the Trustee. In the event of any conflict between the provisions of this Agreement and any other agreement governing the Collateral Account, the provisions hereof shall control. In the event the Trustee no longer serves as Trustee for the Collateral, the Collateral Account shall be transferred to a successor trustee satisfactory to the Trustee, provided that prior to such transfer, such successor trustee executes an agreement that is in all material respects the same as this Agreement or is otherwise in form and substance satisfactory to the Trustee.

          5. INDEMNITY. The Pledgor shall indemnify and hold the Trustee and the Bank harmless from any and all losses, claims, damages, liabilities, expenses and fees, including reasonable counsel fees, resulting from the execution of or performance under this Agreement and delivery by the Trustee of all or any part of the Collateral to the Bank pursuant to this Agreement, except claims, losses or liabilities resulting from the Trustee's or the Bank's gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction. This indemnification shall survive the termination of this Agreement.

          6.   PROTECTION OF BANK.   Except as required by Paragraph 3
hereof, the Bank shall have no duty to determine that the amount and form of assets constituting Collateral comply with any applicable requirements. The Bank may rely and shall be protected in acting upon any notice, instruction, or other communication which it reasonably believes to be genuine and authorized.

          7. TERMINATION/RELEASE OF COLLATERAL. This Agreement shall terminate automatically upon receipt by the Bank of written notice executed by two officers of the Trustee holding titles of Vice President or higher that (a) all of the obligations secured by the Collateral have been satisfied, or (b) all of the Collateral has been released, whichever is sooner, and the Bank shall thereafter be relieved of all duties and obligations hereunder.

          8. WAIVER AND SUBORDINATION OF RIGHTS. The Bank hereby waives its right to set off any obligations of the Pledgor to the Bank against any or all assets held by the Trustee as Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Bank may have against the Collateral, either now or in the future are and shall be subordinate and junior to the prior payment in full of all obligations of the Pledgor now or hereafter existing under the Indenture, Notes and all other documents related thereto whether for principal, interest (including, without limitation, interest, as provided in the Notes, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. The Bank will not agree with any third party that the Bank will comply with any instructions or directions of any kind concerning the Collateral originated by such third party without the prior written consent of the Trustee. Except for the claims and interests of the Trustee and the Pledgor in the Collateral, the Bank does not know of any claim to or security interest or other interest in the Collateral.

          9. EXPENSES. The Pledgor shall pay upon demand all fees, costs and expenses (including reasonable fees and expenses of counsel) of enforcing the Bank's rights and remedies upon any breach (by the Trustee or the Pledgor) of any of the provisions of this Agreement.

          10. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service with confirmation of delivery, to the Pledgor's and the Trustee's addresses as set forth in the Escrow Agreement, and to the Bank's address as set forth below, or to such other address as any party may give to the others in writing for such purpose.

          11. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          12. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          13. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts (including by facsimile transmission), but all such copies shall constitute one and the same instrument.

          14. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          15. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Trustee and will be deemed to be made in the State of New York. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York, and appellate courts from any thereof.

          16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         PLEDGOR:

                                         DOBSON WIRELINE COMPANY

                                         By:
                                            ----------------------------------
                                         Name:
                                            ----------------------------------
                                         Title:
                                            ----------------------------------

                                         TRUSTEE:

                                         UNITED STATES TRUST COMPANY OF
                                         NEW YORK, AS TRUSTEE

                                         By:
                                            ----------------------------------
                                         Name:
                                            ----------------------------------
                                         Title:
                                            ----------------------------------


BANK'S ADDRESS FOR                       BANK:
NOTICES:
                                         UNITED STATES TRUST COMPANY OF NEW YORK

114 W. 47th Street                       By:
New York, New York 10036                    ----------------------------------
Attention: Louis Young                   Name:
Facsimile Number:  (212) 852-1626           ----------------------------------
                                         Title:
                                            ----------------------------------

                                                                      EXHIBIT B

                        [Draft Opinion of McAfee & Taft]

          (A) the American Telco Acquisition has been duly and validly authorized by the Company and all corporate action on the part of the Company and its stockholders necessary to approve the American Telco Acquisition has been accomplished;

          (B) no consent, approval, authorization or order of, or qualification with, any United States or state governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries is required for the consummation of the American Telco Acquisition in accordance with the Stock Purchase Agreement relating to the American Telco Acquisition dated as of March 26, 1998 among the Company and the shareholders of American Telco (the "Acquisition Agreement") except such as may be required under the federal and state communications laws; and

          (C) the execution and delivery by the Company of, and the performance by the Company of its obligations under Acquisition Agreement and the consummation of the American Telco Acquisition by the Company do not contravene (i) any provision of applicable law (other than federal and state communications law as to which no opinion is expressed), (ii) the certificate of incorporation or by-laws of the Company, (iii) to such counsel's knowledge, any material agreement or other instrument binding upon the Company or any of its subsidiaries and (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

                                                                      EXHIBIT C

                     [Draft Opinion of Swidler & Berlin]

          No consent, approval, authorization or order of or qualification with any governmental body or agency under the federal telecommunications laws, rules or regulations, or under the laws, rule or regulations relating to telecommunications of Texas, is required for the consummation by the Company of the American Telco Acquisition.

                                                                      EXHIBIT D

                    [Draft Opinion of Pate, Kempf & Knnar]

          The waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, applicable to the American Telco Acquisition has expired.